                              BAILLIE GIFFORD FUNDS
                             SUBSCRIPTION AGREEMENT

                          Shares of Beneficial Interest

                                                              Amount of
                                                              Subscription (US$)

         The International Equity Fund                        -------------

         The EAFE Fund                                        -------------

         The Emerging Markets Fund                            -------------

                     Total Subscription Price $____________


                             SUBSCRIBER INFORMATION

Name of Subscriber:                 _______________________________________________________________

(hereinafter "SUBSCRIBER")
Name for Registration               _______________________________________________________________

(if different from above)

Person Signing (if different):      _______________________________________________________________

Capacity (if applicable):           _______________________________________________________________

Address:                            _______________________________________________________________
                                    (Number and Street)
                                    _______________________________________________________________
                                    (City)                      (State)                  (Zip Code)
Telephone:                          _______________________________________________________________

Fax:                                _______________________________________________________________

                                BANK INFORMATION

Bank Name:                          _______________________________________________________________

ABA Number:                         _______________________________________________________________
Address:                            _______________________________________________________________
                                    (Number and Street)

                                    _______________________________________________________________
                                    (City)                      (State)                  (Zip Code)

Telephone:                          _______________________________________________________________

Fax:                                _______________________________________________________________

Account Name:                       _______________________________________________________________

Account Number:                     _______________________________________________________________

SUBSCRIBER hereby agrees as follows:

1. SUBSCRIBER hereby subscribes for shares of beneficial interest in one or more series (each a "Fund") of Baillie Gifford Funds (the "Trust") indicated above and in the dollar amount(s) set forth above. Upon completion of this Subscription Agreement, SUBSCRIBER should send this agreement by telecopy and courier to:

                  Baillie Gifford Funds
                  c/o Baillie Gifford Overseas Ltd.
                  One Rutland Court
                  Edinburgh  EH3 8EY
                  Scotland, United Kingdom
                  ATTENTION:  Alan Paterson
                  TELECOPY:  011 44 131 222 4492

     After the Trust has reviewed the completed Subscription Agreement, SUBSCRIBER will receive telephonic notice of the acceptance or non-acceptance of the subscription. If the subscription is accepted by the Trust, SUBSCRIBER agrees to wire immediately available funds in the amounts indicated on the cover of this Subscription Agreement to:

                  The Bank of New York
                  New York, New York
                  ABA # 021000018

                  A/C 8900285451


                  Bank of New York Brussels
                  Ref: Baillie Gifford [Name of] Fund


2. SUBSCRIBER agrees that, unless the Trust is otherwise specifically notified, this subscription will be treated as a subscription for shares of beneficial interest in the indicated Funds (the "Shares") to become effective as of the first day of the month following the satisfaction of all of the conditions specified in Section 3 of this Subscription Agreement. Any funds received by the Trust before such date will be held for investment on such first day of the month.

3. SUBSCRIBER understands and agrees that this subscription for the Shares is ineffective and that SUBSCRIBER will not become a shareholder of the Trust until (i) SUBSCRIBER completes all applicable information requested in this Subscription Agreement, (ii) SUBSCRIBER executes this Subscription Agreement and delivers it to the Trust, (iii) the Trust accepts the Subscription Agreement, which acceptance may be withheld in the Trust's sole discretion, and (iv) the Trust can and has confirmed that the subscription amount has been received in the account listed in Section 1 above.

4.   SUBSCRIBER represents and warrants to the Trust that SUBSCRIBER has
     received a copy of the Private Placement Memorandum dated [      ], 2000
     (the "Placement Memorandum") relating to the offer for sale by the Trust of the Shares and has had an opportunity to request a Statement of Additional
     Information dated as of [      ], 2000 (the "SAI"), and has reviewed the
     Placement Memorandum carefully prior to executing this Subscription Agreement. SUBSCRIBER acknowledges that SUBSCRIBER had the opportunity to ask questions of, and receive answers from, representatives of the Trust concerning terms and conditions of the Offering and to obtain any additional information necessary to verify the accuracy of the information contained in the Placement Memorandum or the SAI. And that no such information was requested. SUBSCRIBER further acknowledges that no person is authorized to give any information or to make any representation which is contrary to the information contained in the Placement Memorandum or the SAI and that, if given or made, any such contrary information or representation may not be relied upon as having been authorized.

5. SUBSCRIBER understands and agrees that a purchase premium may be applicable to this subscription for the Shares according to the terms described in the Placement Memorandum, and that some of the funds paid under this Agreement may be applied to such purchase premium.

6.   SUBSCRIBER hereby elects:

/ / To reinvest all distributions of income and realized capital gains from a Fund in additional shares of that Fund

                                       OR

/ / To receive all distributions of income and realized capital gains from a Fund as cash when declared.

     SUBSCRIBER understands and agrees that, unless otherwise indicated above, SUBSCRIBER will be deemed to have elected to reinvest all distributions of income and capital gains.

7. SUBSCRIBER understands and acknowledges that, in selling the Shares to SUBSCRIBER, the Trust is relying on the representations made and information supplied in this Subscription Agreement to determine that the sale of the Shares to SUBSCRIBER complies with (or meets the requirements of any applicable exemption from) the Securities Act of 1933, as amended (the "1933 Act"), and applicable state securities laws.

8. SUBSCRIBER represents that it is acquiring the Shares subscribed for by this Subscription Agreement for its own account for investment only and not with a view to any resale or distribution.

9. SUBSCRIBER represents that it (either alone or together with its purchaser representative, whose identity has been disclosed to the Trust, if any) has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the investment represented by the Trust and that SUBSCRIBER is able to bear the economic risk of this investment including the risk of loss of the investment.

10. SUBSCRIBER understands that the Trust will offer the Shares only to investors which qualify as "accredited investors" as defined in Regulation D under the 1933 Act. SUBSCRIBER represents that it qualifies as an "accredited investor" because SUBSCRIBER is described in the paragraph or paragraphs indicated below: (CHECK ONE OR MORE).

/ / A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with his or her spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

/ / A natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1,000,000 at the time of purchase of the Shares.

/ / A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D of the 1933 Act.

/ / An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares offered, with total assets in excess of $5,000,000.

/ / A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

/ / A bank as defined in Section 3(a)(2) of the 1933 Act, or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), or a business development company as defined in Section 2(a)(48) of the 1940 Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or
     (d) of the Small Business Investment Act of 1958; an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

/ / An entity in which all of the equity owners are accredited investors as defined above.

11. SUBSCRIBER represents that it is a resident of (or, if SUBSCRIBER is an entity, its principal offices are located in) ________________.
                                                  (U.S. State)

12. SUBSCRIBER agrees to promptly notify the Trust of any development that causes any of the representations made or information supplied in this Subscription Agreement to be untrue at any time.

13. SUBSCRIBER understands that the Shares are not publicly traded and that there will be no public market for the Shares.

14. SUBSCRIBER understands and agrees that the Shares are being sold in a transaction which is exempt from the registration requirements of the 1933 Act and, in certain cases, of state securities laws, and that such interests will be subject to transfer restrictions under the 1933 Act and applicable state securities laws and, except to the extent that redemption is permitted as described in the Placement Memorandum and the SAI, must be held indefinitely unless subsequently registered under the 1933 Act and applicable state securities laws or an exemption from such registration is available. The undersigned further understands and agrees that the Trust is under no obligation to register such Shares and that any exemptions are extremely limited.

15. SUBSCRIBER agrees to transfer all or any part of its Shares only in compliance with all applicable conditions and restrictions contained in this Subscription Agreement, the

     Placement Memorandum, the SAI, the 1933 Act and any applicable state securities laws.

16. SUBSCRIBER hereby agrees to be bound by all terms and conditions of this Subscription Agreement.

17. This Subscription Agreement shall be governed by and construed under the laws of The Commonwealth of Massachusetts and is intended to take effect as an instrument under seal and shall be binding on SUBSCRIBER in accordance with its terms.

18. Please sign this Subscription Agreement exactly as you wish your Shares to be registered. (The information supplied by you below should conform to that given on the cover page).

Dated:  __________, _____          Name of SUBSCRIBER:____________________

                                   By:_______________________

                                   Name of Person Signing if different
                                   from SUBSCRIBER:______________________
                                                              (please print)

                                                Capacity:______________________
                                                               (please print)

                                   Accepted:

                                   Baillie Gifford Funds

                                   By:___________________________
                                   Name:
                                   Title:


     A copy of the Agreement and Declaration of Trust establishing the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Trust by officers of the Trust as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the Trustees, officers or shareholders of any Fund individually but are binding only upon the assets and property belonging to the Funds.